EXHIBIT 10.2
CONFIDENTIAL

Addendum Number 3 to Collaboration and License Agreement and to Supply Agreement

This Addendum Number 3 to Collaboration and License Agreement and to Supply Agreement (“Addendum Number 3”) is entered into February 14, 2013 (“Addendum Number 3 Effective Date”), by and between Acorda Therapeutics, Inc. (“Acorda”) and Biogen Idec International GmbH (“Licensee”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the License Agreement (as defined below).

Recitals

WHEREAS, Acorda and Licensee have entered into that certain Collaboration and License Agreement effective as of June 30, 2009, as amended (the “License Agreement”), and the Supply Agreement effective as of June 30, 2009, as amended (the “Supply Agreement”);

WHEREAS, the Parties now wish to amend certain terms and conditions of the License Agreement in accordance with Section 16.12 of the License Agreement and certain terms and conditions of the Supply Agreement in accordance with Section 12.3 of the Supply Agreement;

WHEREAS, Licensee has consented to Amendment No. 3 to the Amended and Restated License Agreement and Supply Agreement between Acorda and Acorda’s license, Alkermes Pharma Ireland Limited (the “Agreements”), which Agreements are Third Party Agreements, as defined in the License Agreement

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

AGREEMENT:

1. Elan Royalty Rate.  Section 8.3(b) of the License Agreement is hereby deleted in its entirety and replaced with the following new provision with respect to sales beginning in the second Calendar Quarter of 2012:

“(b)           Elan Royalty Rate.  Subject to this Section 8.3, during the Royalty Term, Licensee shall pay to Acorda a royalty of [***] percent ([***]%) of aggregate Net Sales of Licensed Product in the Territory (the “Elan Royalty Rate”), calculated on a country-by-country basis and due in accordance with Section 8.5, which Acorda shall pay to Elan in accordance with the Elan License Agreement; provided, that (A) Licensee shall be responsible for providing in good faith any estimations or subjective determinations that comprise part of the calculation of Notional NSP (as defined in the Elan License Agreement), for the quantities of Licensed Product ordered by or on behalf of Licensee and delivered pursuant to the Supply Agreement, including any orders for Launch Stock, (B) Acorda shall submit to Elan such estimations and subjective determinations provided by Licensee for the purposes of Notional NSP calculation, and (C) Licensee shall be responsible for any payments stemming from such Notional NSP calculation, including any additional payments (including interest payments), in the event that Elan disagrees with Licensee’s calculation and Licensee is unable to reach agreement with Elan regarding the appropriate amount, to the extent required by the Elan License Agreement.  Notwithstanding anything in this Agreement, the amount of the Elan Royalty Rate payable by Licensee to Acorda shall in no event be more than the Elan Royalty (as defined in the Elan License Agreement)

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Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [ ] and an asterisk*, have been separately filed with the Commission.

CONFIDENTIAL

payable by Acorda to Elan under the Elan License Agreement.  By way of example, if the Elan Royalty Rate is reduced from [***]% to [***]% with respect to a country under the terms of the Elan License Agreement, the Elan Royalty Rate hereunder shall be [***]% with respect to such country.  The Parties acknowledge that the cost of Launch Stocks pursuant to the Supply Agreement is [***] percent ([***]%) of Manufacturing Cost (as defined in the Elan Supply Agreement) and all other Licensed Product supplied to Licensee under the Supply Agreement will be supplied at the applicable Transfer Price (as defined in the Supply Agreement).  The Parties acknowledge that Licensee shall pay Acorda the royalties under the Elan Royalty Rate for sales of Launch Stocks no less than five (5) Business Days before such time as the Elan Royalty Rate with respect thereto is owed to Elan.  Acorda shall provide to Licensee a copy of all royalty reports submitted to Elan pursuant to the Elan Agreement related to payments made pursuant to this Agreement promptly after such reports are submitted to Elan.”

2. Reports and Payments.  The second (2nd) sentence of Section 8.5 of the License Agreement is hereby deleted in its entirety and replaced with the following new provision:  “Such reports shall indicate gross sales and all deductions taken from gross sales and the quantity of Licensed Products sold, on a country-by-country basis, the calculation of Net Sales and the calculation of royalties from Net Sales with respect thereto, each determined in accordance with GAAP.”

3. Transfer Price.  Section 6.2 of the Supply Agreement is hereby deleted in its entirety and replaced with the following new provision:

“6.2           Price and Reimbursements.  The price for Product shall be the Transfer Price.  Upon shipment of the Product, Acorda shall issue an invoice for such shipment.  Such invoice shall list separately those expenses subject to reimbursement by Licensee under this Agreement.  For clarity, with respect to Product supplied to Licensee pursuant to the Elan Supply Agreement, upon supply of such Product, Acorda shall render an invoice in respect of the quantities of Product delivered to Licensee for a sum calculated by reference to [***] per cent ([***]%) of the then-applicable Notional NSP (as defined in the Elan License Agreement) for the countries for which such Product was supplied. Following the end of each Calendar Quarter, Licensee will owe the difference between (i) the amount calculated by reference to [***] per cent ([***]%) of the actual NSP (as defined in the Elan License Agreement) and the amount of the Product supplied by Elan in such Calendar Quarter, on a country-by-country basis (if such information is reasonably available; if not, the Parties shall meet promptly to discuss), minus (ii) the amount paid by Licensee pursuant to the previous sentence with respect to the relevant country.  If such difference is positive, Licensee shall pay such amount in accordance with Section 6.3(c).  If such difference is negative, credits will be handled in accordance with Section 6.3(c).”

4. Remittance of Payments.  The first two sentences of Section 6.4 of the Supply Agreement are hereby deleted in their entirety and replaced with the following new sentences, :

“Through July 2013, all payments from Licensee to Acorda hereunder shall be due within forty-five (45) days after Licensee’s receipt of an invoice therefor or as otherwise set forth in Section 6.3(c) (if earlier).  Thereafter, payment shall be made within twenty (20) days after Licensee’s receipt of an invoice therefor or as otherwise set forth in Section 6.3(c) (if earlier).”

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [ ] and an asterisk*, have been separately filed with the Commission.

CONFIDENTIAL

5. Credit. On or before the Addendum Number 3 Effective Date, Licensee and Acorda have agreed to and established an outstanding credit amount, a portion of which may be offset against the Elan Royalty Rate owed to Acorda by Licensee each Calendar Quarter.  The credit was established to reflect Licensee’s payment of the [***] percent ([***]%) prepaid portion of the Elan Royalty Rate (in accordance with the provisions of Section 8.3(b) of the License Agreement as in existence prior to the amendment in Section 1 of this Addendum Number 3) on Licensed Product shipped by Elan through the first Calendar Quarter of 2012 and implements the retroactive nature of the deletion of the [***] percent ([***]%) prepayment described in Section 1 of this Addendum Number 3.  Each Calendar Quarter the credit is applied based on the amount of Licensed Product sold by Licensee during such Calendar Quarter, on a unit-by-unit and country-by country basis.  Licensee and Acorda have agreed to continue with such practice until the established credit amount is exhausted.  Thereafter, with respect to any Licensed Product purchased by Licensee from Acorda or directly from Elan or the Second Source prior to the Addendum Number 3 Effective Date, which is not resold by Licensee to a Third Party before such Licensed Product is deemed obsolete and for which Licensee paid Acorda the Elan Royalty Rate (as such term was defined prior to the Addendum Number 3 Effective Date), if Licensee provides written notice to Acorda of such unsold obsolete Licensed Product and the amounts paid to Acorda as the Elan Royalty Rate with respect thereto, then Acorda shall notify Elan thereof and, to the extent, if any, that Elan credits to Acorda any such amounts paid by Licensee to Acorda, Acorda shall credit such amounts to Licensee.

6. Elan Assignment.  The Parties agree and acknowledge that Alkermes Pharma Ireland Limited is the successor in interest to all of Elan Pharma International Limited’s rights and obligations under the Elan License Agreement and the Elan Supply Agreement.

7. Advice of Counsel.  Each Party declares and represents that such Party has carefully read this Addendum Number 3, understands its content, has had the benefit of legal advice with respect to the execution of this Addendum Number 3, and has executed this Addendum Number 3 freely and voluntarily.

8. General.  Except as modified by this Addendum Number 3, the License Agreement and the Supply Agreement are hereby reaffirmed in its entirety by the Parties hereto and shall continue in full force and effect.  This Addendum Number 3 may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  Signatures provided by facsimile transmission or in Adobe™ Portable Document Format (PDF) sent by electronic mail shall be deemed to be original signatures.

[Signature page follows.]

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [ ] and an asterisk*, have been separately filed with the Commission.

CONFIDENTIAL

IN WITNESS WHEREOF, the Parties hereto have caused this Addendum Number 3 to be executed by their respective officers hereunto duly authorized as of the Addendum Number 3 Effective Date.

ACORDA THERAPEUTICS, INC.	BIOGEN IDEC INTERNATIONAL GMBH
By: /s/Ron Cohen, M.D. Ron Cohen, M.D. President & CEO	By: /s/Suzanne Delvaque Name: Suzanne Delvaque Title: Sr. Director Switzerland Legal